EXHIBIT 4.10

FORM 2F

CPC ESCROW AGREEMENT

THIS AGREEMENT is made as of the 6th day of February, 2007

AMONG:	Corporation Capital SEP, a corporation incorporated under the Canada Business Corporations Act, having its principal place of business at 500, Grande Allée East, Suite 200, in the city of Quebec, Province of Quebec, represented by its President, Stéphane Bergeron, and by its Secretary, Mtre Michel Carrier, duly authorized for the purposes hereof, as they so declare;

(the Issuer)

AND:	Computershare Investors Services Inc., a corporation incorporated under the Canada Business Corporations Act, having a place of business at 1500, University Street, Suite 700, Montreal, Province of Quebec, H4A 3S8;

(the Escrow Agent)

AND:

EACH OF THE UNDERSIGNED SECURITYHOLDERS OF THE ISSUER (a Securityholder or you)

(collectively, the Parties)

This Agreement is being entered into by the Parties under Exchange Policy 2.4 - Capital Pool Companies (the Policy) in connection with a listing of a Capital Pool Company on the TSX Venture Exchange (the Exchange).

For good and valuable consideration, the Parties agree as follows:

PART 1 ESCROW

1.1	Appointment of Escrow Agent

The Issuer and the Securityholders appoint the Escrow Agent to act as escrow agent under this Agreement. The Escrow Agent accepts the appointment.

1.2	Deposit of Escrow Securities in Escrow

(1)	You are depositing the securities (escrow securities) listed opposite your name in Schedule “A” with the Escrow Agent to be held in escrow under this Agreement. You

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will immediately deliver or cause to be delivered to the Escrow Agent any share certificates or other evidence of these securities which you have or which you may later receive.

(2)	If you receive any shares of the Issuer upon exercise of a stock option granted by the Issuer prior to Completion of the Qualifying Transaction, (option securities) you will deposit them with the Escrow Agent. You will deliver or cause to be delivered to the Escrow Agent any share certificates or other evidence of those option securities. When this Agreement refers to escrow securities, it includes option securities.

(3)	If you receive any other securities (additional escrow securities):

(a)	as a dividend or other distribution on escrow securities;

(b)	on the exercise of a right of purchase, conversion or exchange attaching to escrow securities, including securities received on conversion of special warrants;

(c)	on a subdivision, or compulsory or automatic conversion or exchange of escrow securities; or

(d)	from a successor issuer in a business combination, if Part 7 of this Agreement applies,

you will deposit them in escrow with the Escrow Agent. You will deliver or cause to be delivered to the Escrow Agent any share certificates or other evidence of those additional escrow securities. When this Agreement refers to escrow securities, it includes additional escrow securities.

(4)	You will immediately deliver to the Escrow Agent any replacement share certificates or other evidence of option securities or additional escrow securities issued to you.

1.3	Direction to Escrow Agent

The Issuer and the Securityholders direct the Escrow Agent to hold the escrow securities in escrow until they are released from escrow under this Agreement.

PART 2 RELEASE OF ESCROW SECURITIES

2.1	Release Provisions

The provisions of Schedule(s) B(1) are incorporated into and form part of this Agreement.

2.2	Release Provisions for Option Securities

The Escrow Agent will release any option securities upon receiving notice from the Exchange that the Issuer has completed a Qualifying Transaction.

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2.3	Additional escrow securities

If you acquire additional escrow securities in connection with the transaction to which this agreement relates, those securities will be added to the securities already in escrow, to increase the number of remaining escrow securities. After that, all of the escrow securities will be released in accordance with the applicable release schedule.

2.4	Delivery of Share Certificates for Escrow Securities

The Escrow Agent will send to each Securityholder any share certificates or other evidence of that Securityholder’s escrow securities in the possession of the Escrow Agent released from escrow as soon as reasonably practicable after the release.

2.5	Replacement Certificates

If, on the date a Securityholder’s escrow securities are to be released, the Escrow Agent holds a share certificate or other evidence representing more escrow securities than are to be released, the Escrow Agent will deliver the share certificate or other evidence to the Issuer or its transfer agent and request replacement share certificates or other evidence. The Issuer will cause replacement share certificates or other evidence to be prepared and delivered to the Escrow Agent. After the Escrow Agent receives the replacement share certificates or other evidence, the Escrow Agent will send to the Securityholder or at the Securityholder’s direction, the replacement share certificate or other evidence of the escrow securities released. The Escrow Agent and Issuer will act as soon as reasonably practicable.

2.6	Release upon Death

(1)	If a Securityholder dies, the Securityholder’s escrow securities will be released from escrow. The Escrow Agent will deliver any share certificates or other evidence of the escrow securities in the possession of the Escrow Agent to the Securityholder’s legal representative provided that:

(a)	the legal representative of the deceased Securityholder provides written notice to the Exchange of the intent to release the escrow securities as at a specified date which is at least 10 business days and not more than 30 business days prior to the proposed release; and

(b)	the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date.

(2)	Prior to delivery the Escrow Agent must receive:

(a)	a certified copy of the death certificate; and

(b)	any evidence of the legal representative’s status that the Escrow Agent may reasonably require.

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2.7	Exchange Discretion to Terminate

If the Escrow Agent receives a request from the Exchange to halt or terminate the release of escrow securities from escrow, then the Escrow Agent will comply with that request, and will not release any escrow securities from escrow until it receives the written consent of the Exchange.

2.8	Discretionary Applications

The Exchange may consent to the release from escrow of escrow securities in other circumstances and on terms and on conditions it deems appropriate. Escrow securities may be released from escrow provided that the Escrow Agent receives written notice from the Exchange.

PART 3 EARLY RELEASE ON CHANGE OF ISSUER STATUS

3.1	Early Release – Graduation to Tier 1

(1)	When a CPC or Resulting Issuer becomes a Tier 1 Issuer, the release schedule for its escrow securities changes.

(2)	If the Issuer reasonably believes that it meets the Minimum Listing Requirements of a Tier 1 Issuer as described in Policy 2.1 – Minimum Listing Requirements, the Issuer may make application to the Exchange to be listed as a Tier 1 Issuer. The Issuer must also concurrently provide notice to the Escrow Agent that it is making such an application.

(3)	If the graduation to Tier 1 is accepted by the Exchange, the Exchange will issue an Exchange Bulletin confirming final acceptance for listing of the Issuer on Tier 1. Upon issuance of this Bulletin the Issuer must immediately:

(a)	issue a news release disclosing:

(i)	that it has been accepted for graduation to Tier 1; and

(ii)	the number of escrow securities to be released and the dates of release under the new schedule; and

(b)	provide the news release, together with a copy of the Exchange Bulletin, to the Escrow Agent.

(4)	Upon completion of the steps in section 3.1(3) above, the Issuer’s release schedule B(1) will be replaced with release schedule B(2).

(5)	Within 10 days of the Exchange Bulletin confirming the Issuer’s listing on Tier 1, the Escrow Agent must release any escrow securities from escrow which under the new release schedule would have been releasable at a date prior to the Exchange Bulletin.

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PART 4 CANCELLATION OF ESCROWED SECURITIES

4.1	Delisting of the CPC

If the Issuer fails to complete a Qualifying Transaction, as defined in the applicable Exchange Policy, within 24 months following the date of listing of the Issuer and the Exchange issues an Exchange Bulletin that the Issuer will be delisted, the Issuer must immediately notify the Escrow Agent.

4.2	Cancellation of Certain Escrow Securities Held by Related Parties of the CPC

(1)	If the Issuer is delisted prior to Completion of a Qualifying Transaction,

(a)	the Escrow Agent will deliver a notice to the Issuer, including any certificates possessed by the Escrow Agent which evidence the escrow securities held by Related Parties to the CPC which were purchased prior to the IPO of the CPC at a discount to the IPO price (the Discount Seed Shares); and

(b)	the Issuer and the Escrow Agent must take such action as is necessary to cancel the Discount Seed Shares pursuant to the Policy.

(2)	For the purposes of cancellation of Discount Seed Shares, each Securityholder irrevocably appoints the Escrow Agent as his or her attorney, with authority to appoint substitute attorneys, as necessary.

4.3	Cancellation of Other Escrow Securities

(1)

Any escrow securities which have not been released from escrow under this Agreement as at 4:30 p.m. (Vancouver time) or 5:30 p.m. (Calgary time) on the date which is the 10th anniversary of the date of delisting from the Exchange must immediately be cancelled. The Escrow Agent must deliver a notice to the Issuer, including any certificates possessed by the Escrow Agent which evidence the escrowed securities. The Issuer and Escrow Agent must take all actions as may be necessary to expeditiously effect cancellation.

(2)	For the purposes of cancellation of escrow securities under this Agreement, each Securityholder hereby irrevocably appoints the Escrow Agent as his or her attorney, with authority to appoint substitute attorneys, as necessary.

PART 5. DEALING WITH ESCROW SECURITIES

5.1	Restriction on Transfer

Unless it is expressly permitted in this Agreement, you will not sell, transfer, assign, mortgage, enter into a derivative transaction concerning, or otherwise deal in any way with your escrow securities or any related share certificates or other evidence of the escrow securities. If a

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Securityholder is a private company controlled by one or more Principals of the Issuer, the Securityholder may not participate in a transaction that results in a change of its control or a change in the economic exposure of the Principals to the risks of holding escrow securities.

5.2	Pledge, Mortgage or Charge as Collateral for a Loan

Subject to Exchange Acceptance, you may pledge, mortgage or charge your escrow securities to a financial institution as collateral for a loan, provided that no escrow securities or any share certificates or other evidence of escrow securities will be transferred or delivered by the Escrow Agent to the financial institution for this purpose. The loan agreement must provide that the escrow securities will remain in escrow if the lender realizes on the escrow securities to satisfy the loan.

5.3	Voting of Escrow Securities

Although you may exercise voting rights attached to your escrow securities, you may not, while your securities are held in escrow, exercise voting rights attached to any securities (whether in escrow or not) in support of one or more arrangements that would result in the repayment of capital being made on the escrow securities prior to a winding up of the Issuer.

5.4	Dividends on Escrow Securities

You may receive a dividend or other distribution on your escrow securities, and elect the manner of payment from the standard options offered by the Issuer. If the Escrow Agent receives a dividend or other distribution on your escrow securities, other than additional escrow securities, the Escrow Agent will pay the dividend or other distribution to you on receipt.

5.5	Exercise of Other Rights Attaching to Escrow Securities

You may exercise your rights to exchange or convert your escrow securities in accordance with this agreement.

PART 6 PERMITTED TRANSFERS WITHIN ESCROW

6.1	Transfer to Directors and Senior Officers

(1)	You may transfer escrow securities within escrow to existing or, upon their appointment, incoming directors or senior officers of the Issuer or any of its material operating subsidiaries, if the Issuer’s board of directors has approved the transfer and provided that:

(a)	you make application under the applicable Exchange Policy of the intent to transfer at least 10 business days and not more than 30 business days prior to the date of the proposed transfer; and

(b)	the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date.

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(2)	Prior to the transfer the Escrow Agent must receive:

(a)	a certified copy of the resolution of the board of directors of the Issuer approving the transfer;

(b)	a certificate signed by a director or officer of the Issuer authorized to sign, stating that the transfer is to a director or senior officer of the Issuer or a material operating subsidiary and that any required acceptance from the Exchange on which the Issuer is listed has been received;

(c)	an acknowledgment in the form of Form 5E signed by the transferee; and

(d)	a transfer power of attorney, completed and executed by the transferor in accordance with the requirements of the Issuer’s transfer agent.

(3)	A transfer within escrow is a trade within the meaning of securities legislation and may require an exemption or discretionary order.

6.2	Transfer to Other Principals

(1)	You may transfer escrow securities within escrow:

(a)	to a person or company that before the proposed transfer holds more than 20% of the voting rights attached to the Issuer’s outstanding securities; or

(b)	to a person or company that after the proposed transfer

(i)	will hold more than 10% of the voting rights attached to the Issuer’s outstanding securities, and

(ii)	has the right to elect or appoint one or more directors or senior officers of the Issuer or any of its material operating subsidiaries,

provided that:

(a)	you make application under the applicable Exchange Policy of the intent to transfer at least 10 business days and not more than 30 business days prior to the date of the proposed transfer; and

(b)	the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date.

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(2)	Prior to the transfer the Escrow Agent must receive:

(a)	a certificate signed by a director or officer of the Issuer authorized to sign, stating that:

(i)	the transfer is to a person or company that the officer believes, after reasonable investigation, holds more than 20% of the voting rights attached to the Issuer’s outstanding securities before the proposed transfer; or

(ii)	the transfer is to a person or company that:

(A)	the officer believes, after reasonable investigation, will hold more than 10% of the voting rights attached to the Issuer’s outstanding securities; and

(B)	has the right to elect or appoint one or more directors or senior officers of the Issuer or any of its material operating subsidiaries after the proposed transfer; and

(iii)	any required approval from the Exchange has been received;

(b)	an acknowledgment in the form of Form 5E signed by the transferee; and

(c)	a transfer power of attorney, completed and executed by the transferor in accordance with the requirements of the Issuer’s transfer agent.

6.3	Transfer upon Bankruptcy

(1)	You may transfer escrow securities within escrow to a trustee in bankruptcy or another person or company entitled to escrow securities on bankruptcy provided that

(a)	you make application under the applicable Exchange Policy of the intent to transfer at least 10 business days and not more than 30 business days prior to the date of the proposed transfer; and

(b)	the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date.

(2)	Prior to the transfer, the Escrow Agent must receive:

(a)	a certified copy of either

(i)	the assignment in bankruptcy filed with the Superintendent of Bankruptcy, or

(ii)	the receiving order adjudging the Securityholder bankrupt;

(b)	a certified copy of a certificate of appointment of the trustee in bankruptcy;

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(c)	a transfer power of attorney, duly completed and executed by the transferor in accordance with the requirements of the Issuer’s transfer agent; and

(d)	an acknowledgment in the form of Form 5E signed by

(i)	the trustee in bankruptcy or

(ii)	on direction from the trustee, with evidence of that direction attached to the acknowledgment form, another person or company legally entitled to the escrow securities.

6.4	Transfer Upon Realization of Pledged, Mortgaged or Charged Escrow Securities

(1)	You may transfer within escrow to a financial institution provided that:

(a)	you make application under the applicable Exchange Policy of the intent to transfer at least 10 business days and not more than 30 business days prior to the date of the proposed transfer; and

(b)	the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date.

(2)	Prior to the transfer the Escrow Agent must receive:

(a)	a statutory declaration of an officer of the financial institution that the financial institution is legally entitled to the escrow securities;

(b)	evidence that the Exchange has accepted the pledge, mortgage or charge of escrow securities to the financial institution;

(c)	a transfer power of attorney, executed by the transferor in accordance with the requirements of the Issuer’s transfer agent;

and

(d)	an acknowledgement in the form of Form 5E signed by the financial institution.

6.5	Transfer to Certain Plans and Funds

(1)	You may transfer escrow securities within escrow to or between a registered retirement savings plan (RRSP), registered retirement income fund (RRIF) or other similar registered plan or fund with a trustee, where the beneficiaries of the plan or fund are limited to you and your spouse, children and parents provided that.

(a)	you make application under the applicable Exchange Policy of the intent to transfer at least 10 business days and not more than 30 business days prior to the date of the proposed transfer; and

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(b)	the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date.

(2)	Prior to the transfer the Escrow Agent must receive:

(a)	evidence from the trustee of the transferee plan or fund, or the trustee’s agent, stating that, to the best of the trustee’s knowledge, the annuitant of the RRSP or RRIF or the beneficiaries of the other registered plan or fund do not include any person or company other than you and your spouse, children and parents;

(b)	a transfer power of attorney, executed by the transferor in accordance with the requirements of the Issuer’s transfer agent; and

(c)	an acknowledgement in the form of Form 5E signed by the trustee of the plan or fund.

6.6	Effect of Transfer Within Escrow

After the transfer of escrow securities within escrow, the escrow securities will remain in escrow and released from escrow under this Agreement as if no transfer has occurred, on the same terms that applied before the transfer. The Escrow Agent will not deliver any share certificates or other evidence of escrow securities to the transferees under this Part 6.

6.7	Discretionary Applications

The Exchange may consent to the transfer within escrow of escrow securities in other circumstances and on such terms and conditions as it deems appropriate.

PART 7 BUSINESS COMBINATIONS

7.1	Business Combinations

This Part applies to the following (business combinations):

(a)	a formal take-over bid for all outstanding equity securities of the Issuer or which, if successful, would result in a change of control of the Issuer

(b)	a formal issuer bid for all outstanding equity securities of the Issuer

(c)	a statutory arrangement

(d)	an amalgamation

(e)	a merger

(f)	a reorganization that has an effect similar to an amalgamation or merger

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7.2	Delivery to Escrow Agent

You may tender your escrow securities to a person or company in a business combination. At least five business days prior to the date the escrow securities must be tendered under the business combination, you must deliver to the Escrow Agent:

(a)	a written direction signed by you that directs the Escrow Agent to deliver to the depositary under the business combination any share certificates or other evidence of the escrow securities, and a completed and executed cover letter or similar document and, where required, transfer power of attorney completed and executed for transfer in accordance with the requirements of the Issuer’s depository, and any other documentation specified or provided by you and required to be delivered to the depositary under the business combination;

(b)	written consent of the Exchange; and

(c)	any other information concerning the business combination as the Escrow Agent may reasonably require.

7.3	Delivery to Depositary

As soon as reasonably practicable, and in any event no later than three business days after the Escrow Agent receives the documents and information required under section 7.2, the Escrow Agent will deliver to the depositary, in accordance with the direction, any share certificates or other evidence of the escrow securities and a letter addressed to the depositary that

(a)	identifies the escrow securities that are being tendered;

(b)	states that the escrow securities are held in escrow;

(c)	states that the escrow securities are delivered only for the purposes of the business combination and that they will be released from escrow only after the Escrow Agent receives the information described in section 7.4;

(d)	if any share certificates or other evidence of the escrow securities have been delivered to the depositary, requires the depositary to return to the Escrow Agent, as soon as practicable, the share certificates or other evidence of escrow securities that are not released from escrow into the business combination; and

(e)	where applicable, requires the depositary to deliver or cause to be delivered to the Escrow Agent, as soon as practicable, share certificates or other evidence of additional escrow securities that you acquire under the business combination.

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7.4	Release of Escrow Securities to Depositary

(1)	The Escrow Agent will release from escrow the tendered escrow securities provided that:

(a)	you or the Issuer make application under the applicable Exchange Policy of the intent to release the tendered securities on a date at least 10 business days and not more than 30 business days prior to the date of the proposed release date; and

(b)	the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 a.m. (Calgary time) on such specified date;

(c)	the Escrow Agent receives a declaration signed by the depositary or, if the direction identifies the depositary as acting on behalf of another person or company in respect of the business combination, by that other person or company, that

(i)	the terms and conditions of the business combination have been met or waived; and

(ii)	the escrow securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the business combination.

7.5	Escrow of New Securities

If you receive securities (new securities) of another issuer (successor issuer) in exchange for your escrow securities, the new securities will be subject to escrow in substitution for the tendered escrow securities.

7.6	Release from Escrow of New Securities

(1)	The Escrow Agent will send to a Securityholder share certificates or other evidence of the Securityholder’s new securities as soon as reasonably practicable after the Escrow Agent receives:

(a)	a certificate from the successor issuer signed by a director or officer of the successor issuer authorized to sign

(i)	stating that it is a successor issuer to the Issuer as a result of a business combination;

(ii)	containing a list of the securityholders whose new securities are subject to escrow under section 7.5;

(iii)	containing a list of the securityholders whose new securities are not subject to escrow under section 7.5; and

(b)	written confirmation from the Exchange that it has accepted the list of Securityholders whose new securities are not subject to escrow under section 7.5; and

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(2)	If your new securities are subject to escrow, unless subsection (3) applies, the Escrow Agent will hold your new securities in escrow on the same terms and conditions, including release dates, as applied to the escrow securities that you exchanged.

(3)	If the Issuer is a Tier 2 Issuer, and the successor issuer is a Tier 1 Issuer, the release provisions relating to graduation will apply.

PART 8 RESIGNATION OF ESCROW AGENT

8.1	Resignation of Escrow Agent

(1)	If the Escrow Agent wishes to resign as escrow agent, the Escrow Agent will give written notice to the Issuer and the Exchange.

(2)	If the Issuer wishes to terminate the Escrow Agent as escrow agent, the Issuer will give written notice to the Escrow Agent and the Exchange.

(3)	If the Escrow Agent resigns or is terminated, the Issuer will be responsible for ensuring that the Escrow Agent is replaced not later than the resignation or termination date by another escrow agent that is acceptable to the Exchange and that has accepted such appointment, which appointment will be binding on the Issuer and the Securityholders.

(4)	The resignation or termination of the Escrow Agent will be effective, and the Escrow Agent will cease to be bound by this Agreement, on the date that is 60 days after the date of receipt of the notices referred to above by the Escrow Agent or Issuer, as applicable, or on such other date as the Escrow Agent and the Issuer may agree upon (the “resignation or termination date”), provided that the resignation or termination date will not be less than 10 business days before a release date.

(5)	If the Issuer has not appointed a successor escrow agent within 60 days of the resignation or termination date, the Escrow Agent will apply, at the Issuer’s expense, to a court of competent jurisdiction for the appointment of a successor escrow agent, and the duties and responsibilities of the Escrow Agent will cease immediately upon such appointment.

(6)	On any new appointment under this section, the successor Escrow Agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed. The predecessor Escrow Agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor Escrow Agent, who will be entitled to receive, all securities, records or other property on deposit with the predecessor Escrow Agent in relation to this Agreement and the predecessor Escrow Agent will thereupon be discharged as Escrow Agent.

(7)	If any changes are made to Part 9 of this Agreement as a result of the appointment of the successor Escrow Agent, those changes must not be inconsistent with the Policy and the

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terms of this Agreement and the Issuer to this Agreement will file a copy of the new Agreement with the securities regulators with jurisdiction over this Agreement and the escrow securities.

PART 9 OTHER CONTRACTUAL ARRANGEMENTS

9.1	Escrow Agent Not a Trustee

The Escrow Agent accepts duties and responsibilities under this Agreement, and the escrow securities and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as a trustee.

9.2	Escrow Agent Not Responsible for Genuineness

The Escrow Agent will not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any escrow security deposited with it.

9.3	Escrow Agent Not Responsible for Furnished Information

The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of escrow securities within escrow under this Agreement.

9.4	Escrow Agent Not Responsible after Release

The Escrow Agent will have no responsibility for escrow securities that it has released to a Securityholder or at a Securityholder’s direction according to this Agreement.

9.5	Indemnification

The Issuer and each Securityholder hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from gross negligence, wilful misconduct or bad faith on the part of the Escrow Agent. This indemnity survives the release of the escrow securities, the resignation or termination of the Escrow Agent and the termination of this Agreement.

9.6	Additional Provisions

(1)	The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

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(2)	The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other Parties and approved by the securities regulators with jurisdiction as set out in section 10.6, and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

(3)	The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to the Issuer as soon as practicable that it has retained legal counsel or other advisors. The Issuer will pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(4)	In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the Parties or by a court of competent jurisdiction.

(5)	The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement and will have no duty or responsibility under the Policy or arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

(6)	The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(7)	The Escrow Agent is authorized to cancel any share certificate delivered to it and hold such Securityholder’s escrow securities in electronic, or uncertificated form only, pending release of such securities from escrow.

(8)	The Escrow Agent will have no responsibility with respect to any escrow securities in respect of which no share certificate or other evidence or electronic or uncertificated form of these securities has been delivered to it, or otherwise received by it.

(9)	Any entity resulting from the merger, amalgamation or continuation of Computershare or succeeding to all or substantially all of its transfer agency business (by sale of such business or otherwise), shall thereupon automatically become the Escrow Agent hereunder without further act or formality. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their successors and assigns.

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9.7	Limitation of Liability of Escrow Agent

The Escrow Agent will not be liable to any of the Parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, wilful misconduct or gross negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Agreement to any one or more Parties, except for losses directly caused by its bad faith or willful misconduct, exceed the amount of its fees under this Agreement or the amount of three thousand dollars ($3,000.00), whichever amount shall be greater.

9.8	Remuneration of Escrow Agent

The Issuer will pay the Escrow Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days’ written notice. The Issuer will reimburse the Escrow Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand.

PART 10 INDEMNIFICATION OF THE EXCHANGE

10.1	Indemnification

(1)	The Issuer and each Securityholder jointly and severally:

(a)	release, indemnify and save harmless the Exchange from all costs (including legal cost, expenses and disbursements), charges, claims, demands, damages, liabilities, losses and expenses incurred by the Exchange;

(b)	agree not to make or bring a claim or demand, or commence any action, against the Exchange; and

(c)	agree to indemnify and save harmless the Exchange from all costs (including legal costs) and damages that the Exchange incurs or is required by law to pay as a result of any person’s claim, demand or action, arising from any and every act or omission committed or omitted by the Exchange, in connection with this Agreement, even if said act or omission was negligent, or constituted a breach of the terms of this Agreement.

(2)	This indemnity survives the release of the escrow securities and the termination of this Agreement.

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 16

PART 11 NOTICES

11.1	Notice to Escrow Agent

Documents will be considered to have been delivered to the Escrow Agent on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

Computershare Investors Services Inc.

1500, University Street, Suite 700

Montreal (Quebec) H4A 3S8

Attn: Executive Director, Stock Transfer Services

Fax: (514) 982-7850

11.2	Notice to Issuer

Documents will be considered to have been delivered to the Issuer on the next business day following the date of transmission, if delivered by fax, the date of delivery, if delivered by hand during normal business hours or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the following:

Corporation Capital SEP

500, Grande Allée East, Suite 200

Quebec City (Quebec) G1R 2J7

Attn: Mr. Stéphane Bergeron

Fax: (418) 640-1500

With a copy to :

Ogilvy Renault, S.E.N.C.R.L., s.r.l.

500, Grande Allée East, Suite 200

Quebec City (Quebec) G1R 2J7

Attn: Mr. Henrick Simard

Fax: (418) 640-1500

11.3	Deliveries to Securityholders

Documents will be considered to have been delivered to a Securityholder on the date of delivery, if delivered by hand or by prepaid courier, or 5 business days after the date of mailing, if delivered by mail, to the address on the Issuer’s share register.

Any share certificates or other evidence of a Securityholder’s escrow securities will be sent to the Securityholder’s address on the Issuer’s share register unless the Securityholder has advised

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 17

the Escrow Agent in writing otherwise at least ten business days before the escrow securities are released from escrow. The Issuer will provide the Escrow Agent with each securityholder’s address as listed on the Issuer’s share register.

11.4	Change of Address

(1)	The Escrow Agent may change its address for delivery by delivering notice of the change of address to the Issuer and to each Securityholder.

(2)	The Issuer may change its address for delivery by delivering notice of the change of address to the Escrow Agent and to each Securityholder.

(3)	A Securityholder may change that Securityholder’s address for delivery by delivering notice of the change of address to the Issuer and to the Escrow Agent.

11.5	Postal Interruption

A party to this Agreement will not mail a Document if the party is aware of an actual or impending disruption of postal service.

PART 12 GENERAL

12.1	Interpretation – holding securities

Unless the context otherwise requires, all capitalized terms that are not otherwise defined in this Agreement, shall have the meanings as defined in Policy 1.1 - Interpretation or in Policy 5.4 - Escrow, Vendor Consideration and Resale Restrictions.

When this Agreement refers to securities that a Securityholder “holds”, it means that the Securityholder has direct or indirect beneficial ownership of or control or direction over the securities.

12.2	Enforcement by Third Parties

The Issuer enters this Agreement both on its own behalf and as trustee for the Exchange and the Securityholders of the Issuer, and this Agreement may be enforced by either the Exchange, or the Securityholders of the Issuer, or both.

12.3	Termination, Amendment, and Waiver of Agreement

(1)	Subject to subsection 12.3(3), this Agreement shall only terminate:

(a)	with respect to all the Parties:

(i)	as specifically provided in this Agreement;

(ii)	subject to section 12.3(2), upon the agreement of all Parties; or

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 18

(iii)	when the escrow securities of all Securityholders have been released from escrow pursuant to this Agreement; and

(b)	with respect to a Party:

(i)	as specifically provided in this Agreement; or

(ii)	if the Party is a Securityholder, when all of the Securityholder’s escrow securities have been released from escrow pursuant to this Agreement.

(2)	An agreement to terminate this Agreement pursuant to section 12.3(1)(a)(ii) shall not be effective unless and until the agreement to terminate

(a)	is evidenced by a memorandum in writing signed by all Parties;

(b)	if the Issuer is listed on the Exchange, the termination of this Agreement has been consented to in writing by the Exchange; and

(c)	has been approved by a majority vote of securityholders of the Issuer excluding in each case, Securityholders.

(3)	Notwithstanding any other provision in this Agreement, the obligations set forth in section 10.1 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

(4)	No amendment or waiver of this Agreement or any part of this Agreement shall be effective unless the amendment or waiver:

(a)	is evidenced by a memorandum in writing signed by all Parties;

(b)	if the Issuer is listed on the Exchange, the amendment or waiver of this Agreement has been approved in writing by the Exchange; and

(c)	has been approved by a majority vote of securityholders of the Issuer excluding in each case, Securityholders.

(5)	No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether similar or not), nor shall any waiver constitute a continuing waiver, unless expressly provided.

12.4	Severance of Illegal Provision

Any provision or part of a provision of this Agreement determined by a court of competent jurisdiction to be invalid, illegal or unenforceable shall be deemed stricken to the extent necessary to eliminate any invalidity, illegality or unenforceability, and the rest of the Agreement and all other provisions and parts thereof shall remain in full force and effect and be binding upon the parties hereto as though the said illegal and/or unenforceable provision or part thereof had never been included in this Agreement.

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 19

12.5	Further Assurances

The Parties will execute and deliver any further documents and perform any further acts reasonably requested by any of the Parties to this Agreement which are necessary to carry out the intent of this Agreement.

12.6	Time

Time is of the essence of this Agreement.

12.7	Consent of Exchange to Amendment

The Exchange must approve any amendment to this Agreement if the Issuer is listed on the Exchange at the time of the proposed amendment.

12.8	Additional Escrow Requirements

A Canadian exchange may impose escrow terms or conditions in addition to those set out in this Agreement.

12.9	Governing Laws

The laws of the Province of Quebec and the applicable laws of Canada will govern this Agreement.

12.10	Counterparts

The Parties may execute this Agreement by fax and in counterparts, each of which will be considered an original and all of which will be one agreement.

12.11	Singular and Plural

Wherever a singular expression is used in this Agreement, that expression is considered as including the plural or the body corporate where required by the context.

12.12	Language

This Agreement has been drawn up in the English language at the request of all parties. Cet acte a été rédigé en anglais à la demande de toutes les parties.

12.13	Benefit and Binding Effect

This Agreement will benefit and bind the Parties and their heirs, executors, administrators, successors and permitted assigns and all persons claiming through them as if they had been a Party to this Agreement.

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 20

12.14	Entire Agreement

This is the entire agreement among the Parties concerning the subject matter set out in this Agreement and supersedes any and all prior understandings and agreements.

12.15	Successor to Escrow Agent

Any corporation with which the Escrow Agent may be amalgamated, merged or consolidated, or any corporation succeeding to the business of the Escrow Agent will be the successor of the Escrow Agent under this Agreement without any further act on its part or on the part or any of the Parties, provided that the successor is recognized by the Exchange.

The Parties have executed and delivered this Agreement as of the date set out above.

Comptershare Investors Services Inc.

/s/ MARK THOMPSON
Mark Thompson

/s/ JEFF MACKEAN
Jeff Mackean
Corporation Capital SEP

/s/ STÉPHANE BERGERON
Stéphane Bergeron

/s/ MTRE MICHEL CARRIER
Mtre Michel Carrier

If the Securityholder is an individual:

Signed, sealed and delivered by Stéphane Bergeron in the presence of:	) ) )
Francine Martineau	)
Name	) )
108 Ave Des Monts	)	/s/ STEPHANE BERGERON
Address	) )	Stéphane Bergeron
Lac Delage, QC G0A-4PO	)
Adjointe	) ) )
Occupation	)

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 21

Signed, sealed and delivered by	)
Hugues Pelletier in the presence of:	) )
Danielle Landry	)
Name	) )
101 Monsadel	)	/S/ HUGUES PELLETIER
Address	) )	Hugues Pelletier
Kirkland, QC H9J 3Y9	) ) )
Infirmiere	)
Occupation	)

Signed, sealed and delivered by	)
Me Michel Carrier in the presence of:	) )
Lise Thiffault	)
Name	) )
28 Rue Nicolas-Rivard	)	/S/ MTRE MICHEL CARRIER
Address	) )	Me Michel Carrier
Trois-Rivieres, QC G8T 6P3	) ) )
Secretaire	)
Occupation	)

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 22

If the Securityholder is not an individual:

Gestion A. Pelchat Inc.

/S/ ANDRES PELCHAT
André Pelchat

Daleco Inc.

/S/ DANIEL LECLAIR
Daniel Leclair

3188302 Canada Inc.

/S/ JEAN PELCHAT
Jean Pelchat

9082-4418 Québec Inc.

/S/ DANNY MACDONALD
Danny Macdonald

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 23

Signed, sealed and delivered by Marie Helene Drapeau in the presence of:	) ) )
Francine Martineau	)
Name	) )
108 Ave Des Monts	)	/S/ MARIE HELENE DRAPEAU
Address	) )	Marie Helene Drapeau
Lac Delage, QC G0A-4PO	)
Adjointe	) ) )
Occupation	)

Signed, sealed and delivered by Madame Esperance Nazi in the presence of:	) )
Mireille Pelletier	) )
Name	) )
105 Arthur-Oimet	)	/S/ ESPERANCE NAZI
Address	) )	Esperance Nazi
Terrebonne, QC J6Y 1O8)
Technicienne en Administration	) ) )
Occupation	)

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 24

Signed, sealed and delivered by	)
Monsieur Daniel Leclair, in trust for William Leclair in the presence of:	) ) )
Mireille Pelletier	)
Name	) )
105 Arthur-Oimet	)	/s/ DANIEL LECLAIR
Address	) ) )	Daniel Leclair, in trust for William Leclair
Terrebonne, QC J6Y 1O8	) ) )
Technicienne en Administration	)
Occupation	)

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 25

Schedule “A” to Escrow Agreement

Securityholder

Name:	Stéphane Bergeron

SIGNATURE:	/S/ STEPHANE BERGERON

Address for Notice:

7305, rue Félicité-Angers

Quebec City (Quebec) H9J 3Y9

Securities:

Class or description	Number	Certificate(s) (if applicable)
Common Shares	515 000

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 26

Schedule “A” to Escrow Agreement

Securityholder

Name:	Hugues Pelletier

Signature:	/S/ HUGUES PELLETIER

Address for Notice:

101, Monfadel

Kirkland (Québec) H9J 3Y9

Securities:

Class or description	Number	Certificate(s) (if applicable)
Common shares	500 000

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 27

Schedule “A” to Escrow Agreement

Securityholder

Name:	Mtre Michel Carrier

Signature:	/S/ MTRE MICHEL CARRIER

Address for Notice:

232, de la Madone

Trois-Rivières (Québec) G8T 4Z3

Securities:

Class or description	Number	Certificate(s) (if applicable)
Common Shares	500 000

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 28

Schedule “A” to Escrow Agreement

Securityholder

Name:	Gestion A. Pelchat Inc.

Signature:	/S/ ANDRE PELCHAT

Address for Notice:

902, rue des Chenaux

St-Jean-Chrysostome (Québec) G6Z 2L1

Securities:

Class or description	Number	Certificate(s) (if applicable)
Common Shares	250 000

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 29

Schedule “A” to Escrow Agreement

Securityholder

Name:	Daleco Inc.

Signature:	/S/ DANIEL LECLAIR

Address for Notice:

4410, blvd. St-Martin West

Laval (Québec) H7T 1C3

Securities:

Class or description	Number	Certificate(s) (if applicable)
Common Shares	1 250 000

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 30

Schedule “A” to Escrow Agreement

Securityholder

Name:	3188302 Canada Inc.

Signature:	/S/ JEAN PELCHAT

Address for Notice:

3925, Bel-Air

Sherbrooke (Québec) J1L 1A9

Securities:

Class or description	Number	Certificate(s) (if applicable)
Common Shares	250 000

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 31

Schedule “A” to Escrow Agreement

Securityholder

Name:	9082-4418 Québec Inc.

Signature:	/S/ DANNY MACDONALD

Address for Notice:

1175, Côte-Vertu

St-Laurent (Québec) H4L 5J1

Securities:

Class or description	Number	Certificate(s) (if applicable)
Common Shares	1 000 000

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 32

Schedule “A” to Escrow Agreement

Securityholder

Name:	Marie-Helene Drapeau

Signature:	/S/ MARIE-HELENE DRAPEAU

Address for Notice:

7305, rue Felcite-Angers

Quebec, QC G2K 2C4

Securities:

Class or description	Number	Certificate(s) (if applicable)
Common Shares	15 000

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 33

Schedule “A” to Escrow Agreement

Securityholder

Name:	Esperance Nazi

Signature:	/S/ ESPERANCE NAZI

Address for Notice:

25, Rue des Erables

Laval (Québec) H7R 1A3

Securities:

Class or description	Number	Certificate(s) (if applicable)
Common Shares	40 000

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 34

Schedule “A” to Escrow Agreement

Securityholder

Name:	Monsieur Daniel Leclair, in trust for William Leclair

Signature:	/S/ DANIEL LECLAIR

Address for Notice:

25, Rue des Erables

Laval (Québec) H7R 1A3

Securities:

Class or description	Number	Certificate(s) (if applicable)
Common Shares	15 000

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 35

SCHEDULE B(1) – CPC ESCROW SECURITIES

RELEASE SCHEDULE

Timed Release

Release Dates	Percentage of Total Escrowed Securities to be Released	Total Number of Escrowed Securities to be Released
[Insert date of Final Exchange Bulletin]	10% 1/10 of your remaining Escrowed Securities	425 000

[Insert date 6 months following Final Exchange Bulletin]	1/6 of your remaining Escrowed Securities	637 500

[Insert date 12 months following Final Exchange Bulletin]	1/5 of your remaining Escrowed Securities	637 500

[Insert date 18 months following Final Exchange Bulletin]	1/4 of your remaining Escrowed Securities	637 500

[Insert date 24 months following Final Exchange Bulletin]	1/3 of your remaining Escrowed Securities	637 500

[Insert date 30 months following Final Exchange Bulletin]	1/2 of your remaining Escrowed Securities	637 500

[Insert date 36 months following Final Exchange Bulletin]	All your remaining Escrowed Securities	637 500

TOTAL	100%	4 250 000

*	In the simplest case, where there are no changes to the escrow securities initially deposited and no additional escrow securities, the release schedule outlined above results in the escrow securities being released in equal tranches of 15% after completion of the release on the date of the Final Exchange Bulletin.

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 36

SCHEDULE B(2) – TIER 1 ISSUER - ESCROW SECURITIES

RELEASE SCHEDULE

Timed Release

Release Dates	Percentage of Total Escrowed Securities to be Released	Total Number of Escrowed Securities to be Released
[Insert date of Final Exchange Bulletin]	1/4 of your remaining Escrowed Securities	1 062 500

[Insert date 6 months following Final Exchange Bulletin]	1/3 of your remaining Escrowed Securities	1 062 500

[Insert date 12 months following Final Exchange Bulletin]	1/2 of your remaining Escrowed Securities	1 062 500

[Insert date 18 months following Final Exchange Bulletin]	All your remaining Escrowed Securities	1 062 500

TOTAL	100%	4 250 000

*	In the simplest case, where there are no changes to the escrow securities initially deposited and no additional escrow securities, then the release schedule outlined above results in the escrow securities being released in equal tranches of 25%.

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 37

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is being executed and delivered as of September 11, 2009 by SEP Capital Corporation, a corporation existing under the laws of Canada (“Assignor”), Med BioGene Inc., a corporation existing under the laws of the Province of British Columbia (“Assignee”), Computershare Investor Services Inc. (“Escrow Agent”) and those individuals (“Escrow Holders”) holding escrowed securities of the Assignor (the “Assignor Securities”), in connection with the closing of the Assignor’s Alternative Transaction to its Qualifying Transaction (as that term is defined in Policy 2.4 of the TSX Venture Exchange (the “TSXV”) Corporate Finance Manual (the “Manual”)). Assignor, Assignee, Escrow Agent and Escrow Holders are sometimes referred to hereafter as the “Parties”.

RECITALS

WHEREAS, Assignor, Escrow Agent and Escrow Holders are parties to a Form 2F CPC Escrow Agreement dated February 6, 2007 (the “Escrow Agreement”), which provides for the Assignor Securities to be held in escrow by the Escrow Agent and released by the Escrow Agent in accordance therewith upon the completion of a Qualifying Transaction of Assignor.

WHEREAS, Assignor and Assignee have entered into a subscription agreement dated as of the date hereof, whereby Assignor subscribed for and purchased $357,000 of units of the Assignee in a private placement of the Assignee as its Qualifying Transaction (the “Alternative Transaction”).

WHEREAS, following the date hereof, Assignor will, as promptly as practicable, undertake the necessary steps to allow it to distribute the Assignee common shares and warrants underlying the Assignee Units (the “Assignee Securities”) pro rata to its Escrow Holders and thereafter to be delisted from the TSXV and dissolved. The securities of Assignor will cease to exist upon Assignor’s dissolution.

WHEREAS, in order to ensure that all Assignee Securities distributed to the Escrow Holders will be held in escrow under the same terms as the Assignor Securities are held in escrow, the Parties desire to effect an assignment of the Escrow Agreement from Assignor to Assignee and specify that, upon completion of the Assignor’s Alternative Transaction, the Assignee Securities held by the Escrow Holders as a result of the aforementioned distribution will be held in escrow pursuant to the terms and conditions of the Escrow Agreement.

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

1.	Assignment. Effective on the date hereof, Assignor hereby assigns the Escrow Agreement and all rights and obligations thereunder to Assignee and Assignee, Escrow Agent and Escrow Holders hereby consent to the assignment of the Escrow Agreement (the “Assignment”). The Assignee Securities received by the Escrow Holders based on their pro rata ownership of Assignor in connection with the Alternative Transaction shall remain subject to the terms and conditions of the Escrow Agreement. In connection with

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 38

the Assignment, Assignee hereby assumes all of Assignor’s rights and obligations under the Escrow Agreement, subject to the policies of the TSXV. The parties hereto acknowledge and agree that the Escrow Agreement shall continue in full force and effect in accordance with its terms.

2.	Alternative Transaction: The Parties understand and agree that the Alternative Transaction shall be considered as the Qualifying Transaction for the purpose of the application of the provisions of the Escrow Agreement and of the present assignment.

3.	Consent of TSXV. The Parties understand and acknowledge that the consent of the TSXV to this Agreement is required prior to its effectiveness.

4.	Miscellaneous.

(a)	Governing Law. The laws of the Province of Quebec and the applicable laws of Canada will govern this Agreement.

(b)	Counterparts. The Parties may execute this Agreement by fax or other means of electronic transmission and in counterparts, each of which will be considered an original and all of which will be one agreement.

(c)	Amendment/Waiver. No amendment or waiver of this Agreement or any part of this Agreement shall be effective unless the amendment or waiver:

(i)	is evidenced by a memorandum in writing signed by all Parties;

(ii)	has been approved in writing by the TSXV; and

(iii)	has been approved by a majority of security holders of the Assignee who are not Escrow Holders.

(d)	Language. This Agreement has been drawn up in the English language at the request of all parties. Cet acte a été rédigé en anglais à la demande de toutes les parties.

(e)	Benefit and Binding Effect. This Agreement will benefit and bind the Parties and their heirs, executors, administrators, successors and permitted assigns and all persons claiming through them as if they had been a Party to this Agreement.

(f)	Entire Agreement. The Escrow Agreement, as assigned by this Agreement, is the entire agreement among the Parties concerning the subject matter set out in this Agreement and supersedes any and all prior understandings and agreements.

[Remainder of page intentionally left blank]

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 39

The Parties have executed and delivered this Agreement as of the date set out above.

COMPUTERSHARE INVESTOR SERVICES INC.

/s/ JEFFREY MACKEAN
Authorized signatory

/s/ YVES-DIALLO SEBAGENZI
Authorized signatory

SEP CAPITAL CORPORATION

/s/ STÉPHANE BERGERON
Authorized signatory

/s/ MTRE MICHEL CARRIER
Authorized signatory

ESCROW HOLDERS DALECO INC.

By:	/s/ DANIEL LECLAIR
Daniel Leclair

DAMACO CAPITAL INC.

By:	/s/ DANNY MACDONALD
Danny Macdonald

GESTION A. PELCHAT INC.

By:	/s/ ANDRÉ PELCHAT
André Pelchat

3188302 CANADA INC.

By:	/s/ JEAN PELCHAT
Jean Pelchat

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 40

/s/ STÉPHANE BERGERON
STÉPHANE BERGERON

/s/ HUGUES PELLETIER
HUGUES PELLETIER

/s/ MICHEL CARRIER
MICHEL CARRIER

/s/ MARIE-HELENE DRAPEAU
MARIE-HELENE DRAPEAU

/s/ ESPERANCE NAZI
ESPERANCE NAZI

DANIEL LECLAIR IN TRUST FOR WILLIAM LECLAIR

By:	/s/ DANIEL LECLAIR
Daniel Leclair

The Parties have executed and delivered this Agreement as of the date set out above.

MED BIOGENE INC.

/s/ ERINN BROSHKO
Authorized signatory

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 41

SCHEDULE B(1) – CPC ESCROW SECURITIES

RELEASE SCHEDULE

Timed Release

Release Dates	Percentage of Total Escrowed Securities to be Released	Total Number of Escrowed Securities to be Released
[Insert date of Final Exchange Bulletin]	10% 1/10 of your remaining Escrowed Securities	462,500 Common Shares 231,250 Warrants

[Insert date 6 months following Final Exchange Bulletin]	1/6 of your remaining Escrowed Securities	693,750 Common Shares 346,875 Warrants

[Insert date 12 months following Final Exchange Bulletin]	1/5 of your remaining Escrowed Securities	693,750 Common Shares 346,875 Warrants

[Insert date 18 months following Final Exchange Bulletin]	1/4 of your remaining Escrowed Securities	693,750 Common Shares 346,875 Warrants

[Insert date 24 months following Final Exchange Bulletin]	1/3 of your remaining Escrowed Securities	693,750 Common Shares 346,875 Warrants

[Insert date 30 months following Final Exchange Bulletin]	1/2 of your remaining Escrowed Securities	693,750 Common Shares 346,875 Warrants

[Insert date 36 months following Final Exchange Bulletin]	All your remaining Escrowed Securities	693,750 Common Shares 346,875 Warrants

TOTAL	100%	4,625,000 Common Shares 2,312,500 Warrants

*	In the simplest case, where there are no changes to the escrow securities initially deposited and no additional escrow securities, the release schedule outlined above results in the escrow securities being released in equal tranches of 15% after completion of the release on the date of the Final Exchange Bulletin.

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 42

SCHEDULE B(2) – TIER 1 ISSUER – ESCROW SECURITIES

RELEASE SCHEDULE

Timed Release

Release Dates	Percentage of Total Escrowed Securities to be Released	Total Number of Escrowed Securities to be Released
[Insert date of Final Exchange Bulletin]	1/4 of your remaining Escrowed Securities	1,156,250 Common Shares 578,125 Warrants

[Insert date 6 months following Final Exchange Bulletin]	1/3 of your remaining Escrowed Securities	1,156,250 Common Shares 578,125 Warrants

[Insert date 12 months following Final Exchange Bulletin]	1/2 of your remaining Escrowed Securities	1,156,250 Common Shares 578,125 Warrants

[Insert date 18 months following Final Exchange Bulletin]	All your remaining Escrowed Securities	1,156,250 Common Shares 578,125 Warrants

TOTAL	100%	4,625,000 Common Shares 2,312,500 Warrants

*	In the simplest case, where there are no changes to the escrow securities initially deposited and no additional escrow securities, then the release schedule outlined above results in the escrow securities being released in equal tranches of 25%.

FORM 2F (as at December 15, 2008)	CPC ESCROW AGREEMENT	Page 43